EXHIBIT NO. 145


                INVESTMENT NUMBER 7365



               Participation Agreement

                     in respect of
                      a B Loan to
       BHOTE KOSHI POWER COMPANY PRIVATE LIMITED


                        between


               BAYERISCHE VEREINSBANK AG


                          and


           INTERNATIONAL FINANCE CORPORATION


             Dated as of the Closing Date



                   TABLE OF CONTENTS

     ARTICLE I
     Definitions and Interpretation

          Section 1.1.  Definitions                   2
          Section 1.2.  Interpretation                2

     ARTICLE II
     Terms of Participation

          Section 2.1.   Amount and Interest Rate              3
          Section 2.2.   Prepayment                            4
          Section 2.3.   Balance of Loan                       4
          Section 2.4.   Disbursements                         4
          Section 2.5.   Commitment Fee                        5
          Section 2.6.   Front-end Fee                         5
          Section 2.7.   Annual Fee.                           5
          Section 2.8.   Maintenance Amount                    5
          Section 2.9.   Additional (Default Rate) Interest    6
          Section 2.10.  Funding Costs                         6
          Section 2.11.  Illegality                            6
          Section 2.12.  Taxes                                 7
          Section 2.13.  Payments                              7

     ARTICLE III
     Allocation

          Section 3.1.   Obligation to Allocate                7
          Section 3.2.   Pre-Bankruptcy or Liquidation
                         Allocation                            7
          Section 3.3.   Post-Bankruptcy or Liquidation
                         Allocation                            8

     ARTICLE IV
     Other Aspects of Administration

          Section 4.1. Consent for Amendments and Waivers Conditions of Disbursement and
                         Payments                              8
          Section 4.2.   Consent for Amendments and Waivers
                         Project Funds Agreement               8
          Section 4.3.   Consultation for Amendments and
                         Waivers - Covenants                   8
          Section 4.4.   Consent and Consultation for
                         Amendments and Waivers - Security     9
          Section 4.5.   Exercise of Other Rights              9
          Section 4.6.   Events of Default: Notification       9
          Section 4.7.   Voluntary Acceleration                9
          Section 4.8.   Mandatory Acceleration               10
          Section 4.9.   Payments With Regard to Security
                         and Insurance.                       10
          Section 4.10.  Costs and Expenses                   10
          Section 4.11.  Refund of Distributions              11

     ARTICLE V
     Miscellaneous

          Section 5.1.    Reduction of Commitment             12
          Section 5.2.    Financial Statements and Reports    12
          Section 5.3.    Confidential Information            12
          Section 5.4.    No Representations                  12
          Section 5.5.    IFC's Standard of Care              13
          Section 5.6.    Assignment                          13
          Section 5.7.    IFC's Rights not affected by
                          other Investments and Loans         14
          Section 5.8.    Reliance on Notices                 14
          Section 5.9.    Applicable Law                      14
          Section 5.10.   Notices                             14
          Section 5.11.   Counterparts                        15



                    PARTICIPATION AGREEMENT

AGREEMENT, dated as of the Closing Date, between Bayerische Vereinsbank AG, a company organized and existing under the laws of the Federal Republic of Germany (herein called the "Participant") and International Finance Corporation (herein called "IFC").

WHEREAS:

(A) Pursuant to an investment agreement (herein called the "IFC Investment Agreement") dated as of the Closing Date, between Bhote Koshi Power Company Private Limited (herein called the "Company") and IFC, IFC has agreed to make a loan (the "Loan") to the Company, the Loan being composed of two portions (the "A Loan" and the "B Loan", respectively), in the amounts, for the purpose and on the terms and conditions set forth in the IFC Investment Agreement.

(B) Pursuant to a Share Retention and Project Funds Agreement (the "Project Funds Agreement") dated as of the Closing Date, between Panda Energy International, Inc., Harza Engineering Company International L.P., Harza Engineering Company International, a limited liability company, Himal International Power Corporation Pvt. Ltd., Panda of Nepal, RDC of Nepal, Panda Bhote Koshi Company, Resource Development Consultants, a limited liability company, Soaltee Enterprises Private Ltd., Soaltee Hotel Ltd. and Surya Enterprises Private Ltd. (the "Sponsors"), the Company, IFC and DEG-Deutsche Investitions-und Entwicklungsgesellschaft mbH ("DEG"), the Sponsors have, on the terms and conditions set forth therein, undertaken to provide additional funds to enable the Company to complete the Project and meet certain of its financial obligations as they fall due.

(C)  Xerox copies of the signed IFC Investment Agreement and  the
     Project   Funds   Agreement  have  been  provided   to   the
     Participant.

(D) The Participant has agreed to purchase a participation in the B Loan in the amount of ten million Dollars
     ($10,000,000) (and to pay for such participation a corresponding sum in Dollars, payable upon request by IFC and otherwise as provided below), and in consideration thereof IFC has agreed to sell to the Participant a participation in the B Loan, on the terms and conditions set out in this Participation Agreement.

NOW, THEREFORE, the parties hereto agree as follows:


                           ARTICLE I

                 Definitions and Interpretation

      Section 1.1. Definitions. Wherever used in this Agreement and unless the context otherwise requires:

      (a) the terms defined in Schedule A to the IFC Investment Agreement and not defined herein shall have the same meanings when used herein. In particular and as defined in Schedule A to the IFC Investment Agreement, the term "Participants" means the Participant and the other participants in the B Loan (or their successors and assignees) and the term "Participations" means the Relevant Participation and the participations of the other Participants in the B Loan.

      (b) In addition the following terms shall have the following meanings:

                     (i)   the terms "A Loan",  "B
               Loan",  "Company",  "Project  Funds
               Agreement", "IFC", "IFC  Investment
               Agreement",  "Loan",  "Participant"
               and  "Sponsors" have the respective
               meanings already given to them; and

                      (ii)   the   term  "Relevant
               Participation"      means       the
               participation of the Participant in
               the  B  Loan in the amount referred
               to  in  Section 2.01 below, or,  as
               the   context   may  require,   the
               principal amount thereof from  time
               to time outstanding.

     Section 1.2. Interpretation. In this Agreement, unless the context otherwise requires:

      (a) headings and underlinings are for convenience only and do not affect the interpretation of this Agreement;

      (b) words importing the singular include the plural and vice versa;

      (c)  an expression importing a natural person includes  any
company,   partnership,   trust,  joint   venture,   association,
corporation   or  other  body  corporate  and  any   governmental
authority or agency;

      (d) a reference to a Section, Article or Annex is a reference to that Section or Article of, or that Annex to, this Agreement;

      (e) a reference to a document includes an amendment or supplement to, or replacement or novation of, that document but disregarding any amendment, supplement, replacement or novation made in breach of this Agreement; and

      (f) a reference to a party to any document includes that party's successors and permitted assigns.


                           ARTICLE II

                     Terms of Participation

      Section 2.1. Amount and Interest Rate. (a) The Relevant Participation which the Participant has agreed to purchase and which IFC has agreed to sell is in the amount of ten million Dollars ($10,000,000), representing a part of the B Loan as and when it is disbursed, and shall be repayable in the principal amounts and on the maturity dates as set forth below:

          Principal
           Amount                       Maturity Date

          $262,359.69                   March 15, 2001
          $275,252.04                   September 15, 2001
          $288,777.93                   March 15, 2002
          $302,968.48                   September 15, 2002
          $317,856.35                   March 15, 2003
          $333,475.81                   September 15, 2003
          $349,862.81                   March 15, 2004
          $367,055.07                   September 15, 2004
          $385,092.16                   March 15, 2005
          $404,015.58                   September 15, 2005
          $423,868.91                   March 15, 2006
          $444,697.83                   September 15, 2006
          $466,550.28                   March 15, 2007
          $489,476.56                   September 15, 2007
          $513,529.44                   March 15, 2008
          $538,764.27                   September 15, 2008
          $565,239.15                   March 15, 2009
          $593,015.00                   September 15, 2009
          $622,155.76                   March 15, 2010
          $652,728.49                   September 15, 2010
          $684,803.57                   March 15, 2011
          $718,454.82                   September 15,2011

  Total   $10,000,000.00

      (b) The interest rate on the Relevant Participation shall be three and one-half percent (3.50%) per annum above the rate which appears on the Dow Jones Market Screen Page the column headed "USD" as of 11:00 a.m., London time, on the B Loan Interest Determination Date for one month, two months, three months or six months, whichever period is closest to the duration of the B Loan Interest Period (or, if two periods are equally close to the duration of the B Loan Interest Period, the longer one) (the "B Loan Floating Rate"), and shall be payable in Dollars on the dates provided for in the Special Conditions of the IFC Investment Agreement and shall otherwise be in accordance with Sections 3.3(b)(i), (ii), (iv) and (v). IFC shall promptly advise the Participants of the B Loan Floating Rate each time that it is determined.

      Section 2.2. Prepayment. The B Loan (and in certain circumstances, just the part of the B Loan represented by the Relevant Participation) is subject to prepayment as provided in the IFC Investment Agreement.

      Section 2.3. Balance of Loan. IFC reserves the right to allot, assign or transfer any part of the Loan which is not represented by the Relevant Participation; provided, however, that IFC shall at all times retain not less than 25% of the A Loan for its own account. In addition, IFC shall not assign or transfer its right (as lender of the B Loan) to receive from the Company payments on or with respect to the B Loan.

       Section  2.4.   Disbursements.   (a)   IFC  shall  request
remittance by the Participant on account of the Relevant Participation (in an aggregate amount up to the full amount of the Relevant Participation) only as needed to meet B Loan Disbursements to the Company. IFC shall give the Participant not less than three (3) Business Days' notice of the date when any such remittance is due. The Participant shall remit the amount specified in the said notice to Northern Trust International Banking Corporation, New York (or such other bank in New York as IFC may notify the Participant from time to time) for credit to IFC's account on or before 11:00 a.m. (New York time) on the date specified in the said notice for value that date. Provided that the funds are received by IFC in good time on the date so specified, then unless any event occurs which would justify IFC in not making the relevant Disbursement to the Company, IFC shall disburse those funds as part of the relevant B Loan Disbursement for value the same day that they are remitted to IFC by the Participant.

      (b) Upon receipt from Northern Trust International Banking Corporation (or such other bank as aforesaid) of advice that IFC's account has been credited with such remittance and after having effected the relevant Disbursement to the Company, IFC shall, if so requested by the Participant, deliver to the Participant a receipt substantially in the form of Annex A, dated the date of such Disbursement and in the amount of such remittance. After the final Disbursement of the B Loan or cancellation of the undisbursed portion thereof, the Participant may request IFC to deliver to the Participant a Participation Certificate substantially in the form of Annex B, in the aggregate amount of all such remittances made to IFC by the Participant hereunder and disbursed by IFC to the Company. IFC shall then deliver such Participation Certificate to the Participant which shall return to IFC any receipts previously delivered to the Participant evidencing such remittances.

      (c) All Disbursements of the B Loan shall be made as set out in Section 3.2 of the Special Conditions of the IFC Investment Agreement and pro rata with Disbursements of the A Loan (as provided in such Section 3.2). IFC shall request remittances from each of the Participants to meet each B Loan Disbursement in proportion (as nearly as practicable) to the amounts of their respective Participations. The Participant acknowledges that IFC may however make a B Loan Disbursement on a relevant Disbursement date even if the amount disbursed is less than the full aggregate amount whose remittance was requested by IFC, due to the fact that (for whatever reason) not all of the Participants have remitted their funds in time.

      (d) At the request of the Participant on or after September 30, 2000, IFC shall cancel the right of the Company to request Disbursements in respect of the undisbursed portion of the B Loan which is represented by the undisbursed portion of the Relevant Participation.

      Section 2.5. Commitment Fee. IFC shall also pay to the Participant (but only proportionately out of amounts received by IFC by way of the commitment fee for the B Loan pursuant to
Section 3.4(a)(i)(B) of the Special Conditions of the IFC Investment Agreement) a commitment fee at the rate of one-half of one percent (0.5%) per annum on so much of the Relevant Participation as from time to time remains unremitted by the Participant. The commitment fee shall accrue from the date of this Participation Agreement and with regard to each Disbursement of the B Loan, shall cease to accrue as of the date on which a remittance is due from the Participant as provided in Section
2.04 (a) above with respect to the amount of the remittance then due. The commitment fee shall be payable semi-annually on March 15 and September 15 in each year; the first such payment to be made on March 15, 1998.

      Section 2.6. Front-end Fee. IFC shall also pay to the Participant (but only proportionately out of the amounts received by IFC pursuant to Section 3.4(a)(ii)(B) of the Special Conditions of the IFC Investment Agreement) a front-end fee of one percent (1%) of the amount of the Relevant Participation.

      Section 2.7. Annual Fee. IFC shall also pay to the Participant (but only proportionately out of the amounts received by IFC pursuant to Section 3.4(a)(iii) of the Special Conditions of the IFC Investment Agreement) an annual fee of six thousand two hundred fifty Dollars ($6,250.00), to be paid on the first Interest Payment Date and every second Interest Payment Date thereafter until the B Loan is repaid in full.

      Section 2.8. Maintenance Amount. IFC shall request the Company to remit to IFC, in accordance with Section 3.17 of the Special Conditions of the IFC Investment Agreement, such amounts as the Participant shall from time to time certify to IFC as being its Maintenance Amount as specified in that Section. The Participant shall take all steps necessary to enable IFC to comply with all the requirements on IFC's part contained in that Section (and the related definitions) with respect to any claim to be made by IFC thereunder in respect of the Relevant Participation. IFC shall pay to the Participant (but only out of any amounts received by it under that Section) such amounts as are received by IFC under that Section in respect of the Relevant Participation.

     Section 2.9. Additional (Default Rate) Interest. IFC shall pay to the Participant (but only proportionately out of any amounts received by IFC under Section 3.9 of the Special Conditions of the IFC Investment Agreement) such amounts of interest at the default rate specified in that Section as are attributable to the Relevant Participation.

      Section 2.10. Funding Costs. With regard to amounts payable by the Company pursuant to Section 3.16 of the Special Conditions of the IFC Investment Agreement, IFC shall pay to the Participant (but only out of any amounts received by IFC thereunder) such amounts as are attributable to the Relevant Participation. The Participant agrees to use reasonable efforts, in its discretion, to minimize any costs, expenses or losses of the nature referred to in the said Section 3.16 and relevant to the Relevant Participation, and the Participant agrees that promptly after any such costs, expenses or losses have been incurred, it will notify IFC of such fact and the amount and calculation thereof.

      Section 2.11. Illegality. With respect to Section 3.15 of the Special Conditions of the IFC Investment Agreement:

     (a) the Participant shall give notice to IFC of (i) any new legislation or regulation and/or amendment to existing legislation or regulation or the interpretation or application thereof which would make it unlawful for the Participant to maintain or to fund the Relevant Participation and (ii) any proposal or action which might result in the legal changes referred to in (i) above, promptly after the relevant event or proposal has become known to the Participant;

      (b) the Participant shall not request IFC to call upon the Company for the repayment of the portion of the B Loan represented by the Relevant Participation until all applicable grace periods granted by the new law or regulation (or its interpretation or application) have expired;

      (c) at the request of IFC, the Participant shall use reasonable efforts, but without prejudice to it, to seek extensions of the said applicable grace periods and shall submit the necessary application to the competent authorities requesting that the Relevant Participation be exempted from the application of the new law or regulation or its interpretation, if there are reasonable grounds for such application;

      (d) the Participant shall use reasonable efforts (but without prejudice to it) to assign and transfer the Relevant Participation and shall collaborate with IFC in seeking appropriate transferee(s) of the Relevant Participation; and

      (e) in the event that the reasonable efforts of the Participant under sub-sections (c) and (d) above are of no avail and it has become unlawful for the Participant to maintain or to fund the Relevant Participation, then upon written notice to IFC from the Participant, IFC shall promptly request the Company to prepay the portion of the B Loan represented by the Relevant Participation, together with all interest and Maintenance Amount (if any) accrued thereon, in accordance with the provisions of the said Section 3.15.

      Section 2.12. Taxes. If the Company is required under the terms of Section 5.9 of the General Conditions of the IFC
Investment Agreement to gross-up the amount of any payment and then to deduct or withhold tax from such grossed-up payment, IFC shall endeavor to pass on to the Participant, to the extent practicable, its proportionate share of the tax receipt or other evidence of deduction or withholding which the Company sends to IFC.

      Section 2.13. Payments. (a) IFC shall pay to the Participant all amounts payable in respect of the Relevant Participation promptly after it receives the corresponding amount itself, whether from the Company or otherwise. All payments made to the Participant by IFC shall be made in same day funds (together with any interest actually earned by IFC on such funds from the date of receipt by IFC to the date of payment to the Participant) to such account as the Participant may advise IFC from time to time.

      (b) Any taxes or other charges which may be applicable to any payments made in respect of the Relevant Participation and which for whatever reason are not paid or reimbursed by the Company pursuant to the IFC Investment Agreement, shall be for the account of the Participant.


                          ARTICLE III

                           Allocation

     Section 3.1. Obligation to Allocate. If IFC should receive less than the full amount then due and payable to IFC under the IFC Investment Agreement, then notwithstanding any of the other provisions of this Agreement, IFC shall (unless it is prevented by applicable law or by the order of a court of competent jurisdiction) apply and allocate such amounts between the A Loan and the B Loan and among the various Participants as set forth in Sections 3.2 and 3.3 below and in accordance with the Trust and Retention Agreement.

      Section  3.2.   Pre-Bankruptcy or  Liquidation  Allocation.
Unless the Company becomes bankrupt or insolvent or goes into liquidation (or any analogous event occurs):

      (a) such monies shall be applied first to costs and expenses (if any), secondly to interest and any other sums besides principal then due and payable and thirdly to any principal of the A Loan and the B Loan then due and payable;

      (b) such monies shall be allocated between the A Loan and the B Loan in proportion to the respective amounts of interest and other sums besides principal, or (as the case may be) of principal, then due and payable on and in respect of the A Loan and the B Loan respectively; and

      (c) monies allocated to the B Loan shall be applied among the Participants in proportion to the respective amounts of interest and other sums besides principal, or (as the case may be) of principal then due and payable in respect of their respective Participations.

     Section 3.3.  Post-Bankruptcy or Liquidation Allocation.  If
the   Company  becomes  bankrupt  or  insolvent  or   goes   into
liquidation (or an analogous event occurs):

      (a) such monies shall be applied first to costs and expenses (if any) and then to the principal of, interest on and any other sums due and payable in respect of the A Loan and the B
Loan;

      (b) such monies shall be allocated between the A Loan and the B Loan in proportion to the respective aggregate amounts then due and payable on and in respect of the A Loan and the B Loan, respectively; and

      (c) monies allocated to the B Loan shall be applied among the Participants in proportion to the respective aggregate amounts then due and payable in respect of their respective
Participations.


                           ARTICLE IV

                Other Aspects of Administration

       Section  4.1.   Consent  for  Amendments  and  Waivers   -
Conditions of Disbursement and Payments. IFC shall not, without the consent of the Participant:

      (a) amend or waive any condition of Disbursement contained in Article 3 of the General Conditions or Article 6 of the Special Conditions which is relevant to a Disbursement of the B
Loan; or

      (b) amend or waive the obligations of the Company to pay, in the specified currency and (where specified) on the relevant due dates and in the relevant place(s), the amounts of principal, interest or any other payments due on or in respect of the B Loan in accordance with the provisions of the IFC Investment Agreement (or, for the avoidance of doubt, increase the amount of the B Loan provided for in the IFC Investment Agreement).

      Section 4.2. Consent for Amendments and Waivers - Project Funds Agreement. IFC shall also not, without the consent of the Participant, agree to any amendments to, or grant any waivers in respect of, any of the obligations on the part of the Sponsors contained in the Project Funds Agreement if those amendments or waivers would, in the reasonable opinion of IFC, materially and adversely affect the interests of the Participants (as Participants).

      Section 4.3. Consultation for Amendments and Waivers - Covenants. IFC shall consult with the Participants before agreeing to any amendment or granting any waiver or consent with respect to any of the covenants contained in Articles 5 and 6 of the General Conditions of the IFC Investment Agreement or Article 7 of the Special Conditions of the IFC Investment Agreement, if such amendment, waiver or consent would, in the reasonable opinion of IFC, materially and adversely affect the interests of the Participants (as Participants).

      Section 4.4. Consent and Consultation for Amendments and Waivers - Security. If, in the reasonable opinion of IFC, any release, amendment, waiver or consent referred to below would materially and adversely affect the interests of the Participants (as Participants):

      (a) IFC shall not without the consent of Participants holding Participations which in the aggregate represent sixty-seven per cent (67%) or more of the outstanding principal amount of the B Loan agree to release any part of the Security; and

     (b) IFC shall consult with the Participants before agreeing to any amendment or granting any other waiver or consent with respect to any of the Security Documents.

      Section 4.5. Exercise of Other Rights. Subject to the preceding provisions of this Article and subject to the other provisions of this Agreement:

     (a) the administration and exercise of rights under the IFC Investment Agreement and the Project Funds Agreement, including all matters provided for or contemplated by any provision of the IFC Investment Agreement and the Project Funds Agreement, shall be handled solely by IFC; and

      (b) IFC specifically reserves the right, in its discretion and without notice to the Participants, to exercise, refrain from exercising or waive any rights under or in relation to the IFC Investment Agreement or any other agreement with the Company or under or in relation to the Project Funds Agreement or to modify any provisions of any of them.

      Section 4.6. Events of Default: Notification. As promptly as practicable but, in any event, within fifteen (15) days after the occurrence of an Event of Default shall become known to IFC, IFC shall advise the Participants of the occurrence of such Event of Default and shall consult with the Participants on the course of action which IFC intends to take with respect to such Event of Default. Except in the case of payment defaults, IFC shall not be deemed to have knowledge of any Event of Default unless notified in writing thereof by the Company or the Participant.

      Section 4.7. Voluntary Acceleration. (a) At any time after the occurrence of an Event of Default IFC may, at its discretion (but after consultation with the Participants, if time permits), declare the principal of, all accrued interest on and any other amounts payable in respect of, the A Loan and/or the B Loan to be immediately due and payable and make demand on the Company for the payment thereof pursuant to the terms of the IFC Investment Agreement.

      (b) If IFC declares the principal of, all interest accrued on and any other amounts payable in respect of, the A Loan to be due and payable as a result of the happening of an Event of Default, IFC shall concurrently therewith declare the principal of, all interest accrued on and any other amounts payable in respect of, the B Loan to be due and payable.

      Section 4.8. Mandatory Acceleration. If the Event of Default is for non-payment of the principal of, or interest on, the B Loan and if the Participants do not agree with IFC on IFC's proposed course of action within thirty (30) days after the commencement of IFC's consultation with the Participants, IFC, shall at the written request of Participants holding Participations which in the aggregate represent sixty-seven per cent (67%) or more of the outstanding principal amount of the B Loan sent to IFC at any time after the said period of thirty (30) days has elapsed, if the said Event of Default is still then continuing, declare the principal of, all accrued interest on and any other amounts payable in respect of, the B Loan to be immediately due and payable and make demand on the Company for payment thereof pursuant to the IFC Investment Agreement.

       Section 4.9. Payments With Regard to Security and Insurance. (a) If the Security is enforced in whole or in part, IFC shall account to the Participants for the proceeds which IFC receives of any property which is charged or pledged as part of the Security in the same way as it accounts for monies received by it under the IFC Investment Agreement.

      (b)   If  in  accordance with and subject to the applicable
provisions of the IFC Investment Agreement and the Security Documents, IFC receives (or is entitled to receive) the proceeds of any insurance coverage (as loss payee or assignee or otherwise) and IFC has the right to apply such proceeds to prepay all or part of the Loan, it is expressly agreed that IFC may, after consultation with the Participants, return to the Company up to the full amount of any insurance proceeds if, in IFC's reasonable opinion, the Company should be allowed to use the said proceeds to replace or repair the relevant loss or destruction and carry on with the Project; provided, however, that if the Loan has been accelerated or the Security enforced, IFC shall account to the Participants for all the insurance proceeds which it receives in the same way as it accounts for any other monies which it receives from the Company or as part of the proceeds of the enforcement of the Security.

      Section 4.10. Costs and Expenses. (a) The Participant shall indemnify and keep IFC indemnified against, and promptly upon demand by IFC pay to IFC, its pro rata share (in the same proportion as the Relevant Participation bears to the whole of the B Loan), of any liabilities, costs, damages and reasonable expenses incurred by IFC in respect of the B Loan in connection with the implementation or enforcement of the IFC Investment Agreement or any other agreement with the Company, or the Project Funds Agreement or the Security, or the protection or preservation of rights thereunder or in connection with any matter arising therefrom and against any sums in respect of the B Loan which IFC may be required to pay to any person thereunder
(and which are not the result of IFC's own gross negligence or willful misconduct). IFC acknowledges, however, that it will seek reimbursement of any such costs and expenses from the Company in the first instance (without being under any obligation to commence legal proceedings or take any other action beyond making demand for such reimbursement), that any monies received from the Company will be allocated pro rata to costs and expenses attributable to the A Loan and the B Loan, and that it will only ask the Participants for reimbursement of a pro rata share of such costs and expenses if and to the extent that the Company does not reimburse the full amount of such costs and expenses to IFC. Any request for reimbursement will provide reasonable details of the costs and expenses involved.

      (b) Without prejudice to the foregoing, IFC shall be entitled, before exercising any discretion or performing any duties in respect of the B Loan under this Agreement, the IFC Investment Agreement, or any other agreement with the Company or the Project Funds Agreement or the Security to be indemnified by the Participants (pro rata to the participation in the B Loan of each of the Participants) against any liability directly resulting from such exercise on such terms as IFC may reasonably require.

       (c) Any costs and/or expenses which apply to the preservation or protection of both the A Loan and the B Loan and their respective rights or which arise in respect of both the A Loan and the B Loan shall be allocated pro rata between the A
Loan and the B Loan; and the Participants shall bear their respective shares of the portion allocated to the B Loan, as provided in subsections (a) and (b) above.

      Section 4.11. Refund of Distributions. (a) If for any reason IFC is required by law to refund to any person any payment in respect of the Loan received by IFC under the IFC Investment Agreement or the Security Documents or any other agreement contemplated by the IFC Investment Agreement and IFC has already made a corresponding payment of all or any part of such receipt to the Participant (whether by way of the repayment of principal , payment of interest thereon or otherwise), then IFC shall give notice of such requirement to the Participant as promptly as practicable after IFC becomes aware thereof. The Participant shall pay to IFC (pro rata to the payment received by it to which the refund or payment relates) a sum in Dollars equivalent to such refund or payment, together with a similar pro rata portion of the interest and other costs (if any) required by law to be paid by IFC to such person in relation to such refund or payment.

      (b) IFC shall endeavor to minimize the amount of any sums which it may be required to refund as aforesaid and shall only refund to the Company or such other person the minimum amount required by, and at latest time permitted by, law. If, subsequent to such refund, IFC shall recover from any person (other than a Participant) any amount on account of a refund payment made by IFC in respect of the Loan of the sort contemplated in this Section, then IFC shall pay to the Participant (but only proportionately out of those amounts so received or recovered by IFC in respect of the Loan and then pro rata to the entitlement of the Participant to the amount so received or recovered by IFC in respect of the Loan) an amount in Dollars equal to the Participant's entitlement to any such amount.


                           ARTICLE V

                         Miscellaneous

      Section 5.1. Reduction of Commitment. If the whole or any part of the B Loan is cancelled pursuant to Section 3.14 of the Special Conditions of the IFC Investment Agreement (except at the request of the Participant pursuant to Section 2.4 (d) of this Agreement, or of any other Participants pursuant to similar provisions in their Participation Agreements), the amounts of the Participations which the Participants have agreed to acquire shall be reduced pro rata. In addition, if the Participant is unreasonably refusing to respond to any request to remit funds to meet a B Loan Disbursement, IFC may, by notice to the
Participant, reduce the principal amount of the Relevant Participation, except in respect of amounts previously remitted by the Participant. In any such case, the commitment fee shall immediately cease to accrue as to the amount by which the Relevant Participation is reduced.

      Section 5.2. Financial Statements and Reports. IFC shall deliver to the Participant as promptly as practicable copies of
(a) all financial statements and Project progress reports received by IFC from the Company in accordance with the IFC Investment Agreement and (b) such other periodic reports and certificates as IFC may receive from the Company under the IFC Investment Agreement.

      Section 5.3. Confidential Information. Notwithstanding anything to the contrary expressed or implied in this Agreement, IFC shall not be bound to disclose to any other person information relating to the Company or the Sponsors if such disclosure would or might in IFC's reasonable opinion constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

      Section 5.4. No Representations. (a) IFC makes no representation or warranty as to the merits of the investment, the financial condition of the Company, the Sponsors or of any other Project participants, the validity or enforceability of the IFC Investment Agreement (or any related agreements) or the Project Funds Agreement or the performance by the Company, the Sponsors or of any other Project participants of their obligations contained in the IFC Investment Agreement (or any related agreements), the Project Funds Agreement or of any other agreements executed in connection with the Project respectively.

      (b) The Participant confirms that it is not entering into this Agreement in reliance on any statement, representation or warranty by IFC and confirms that: (i) it has itself been, and will continue to be, responsible for making its own independent appraisal of and investigations into the financial condition, creditworthiness, affairs, status and nature of the Company, the Sponsors and of any other Project participants; and (ii) it has not solely relied, and will not solely rely, on IFC to appraise or keep under review on its behalf the financial condition, creditworthiness, affairs, status or nature of the Company, the Sponsors or of any other Project participant.

       (c) The Participant acknowledges that IFC makes no representation or warranty, express or implied, as to, and assumes no responsibility for, or with respect to, the accuracy or completeness of the Information Memorandum dated April 1997 or the other documents distributed in connection with the financing hereby contemplated.

      Section 5.5. IFC's Standard of Care. IFC shall exercise the same care in the administration and enforcement of rights under or in relation to the IFC Investment Agreement and the Project Funds Agreement so far as the B Loan is concerned as it exercises with respect to the A Loan or any other loans which are for its own account. Nonetheless IFC shall not in the administration of the Loan, be liable for any loss, costs, damages or otherwise which may result from any act or omission on the part of IFC unless caused by its gross negligence or willful misconduct.

      Section 5.6. Assignment. (a) The Participant represents that it is acquiring the Relevant Participation for its own account and not with a view to resale or distribution. The Participant shall consult with IFC prior to any proposed sale, transfer or other disposal ("assignment") of the whole or any part of the Relevant Participation. It is however expressly agreed that without the express consent of IFC (such consent not to be unreasonably withheld or delayed), the Participant may not:
(i) assign the Relevant Participation before the full Disbursement of the B Loan (or the cancellation of any undisbursed balance); (ii) assign less than the whole of the Relevant Participation or to more than one transferee; or (iii) assign the whole or any part of the Relevant Participation to a transferee which is not a financial institution or which is incorporated or resident (as a branch or otherwise) in Nepal.

      (b) Until such time as IFC has received written notice of assignment (after IFC's consent has been obtained, if such consent is required), IFC may deem and treat the Participant as the absolute owner of the Relevant Participation for all purposes, notwithstanding any notice to the contrary, and any payment made to or on the order of the Participant shall discharge the liability of IFC to the extent of the payment so made. The provisions of this subsection are however expressly subject to the provisions of any Participation Certificate which may be issued, as provided in Section 2.4 (b) above.

      (c) If the Participant does make any such assignment (with IFC's consent, if so required), any assignee of the whole or any part of the Relevant Participation shall be bound by the terms of this Agreement as if references to the Participant and the Relevant Participation were references to the assignee and its Participation and otherwise mutatis mutandis.

     (d) Solely for the purposes of item (iii) of subsection (a) above it is expressly agreed and understood: (i) that a transfer from one office or branch to another office or branch of the Participant shall be treated as an assignment and accordingly that no assignment to an office or branch resident in Nepal shall be permitted without the express consent of IFC; and (ii) that the Participant is initially taking the Relevant Participation for the account of the office or branch disclosed in the Notices Section of this Agreement (Section 5.10) and that the Participant will inform IFC forthwith of any change in such office or account.

     Section 5.7. IFC's Rights not affected by other Investments and Loans. The Participant expressly acknowledges that although IFC may make other loans to and investments in the Company in the future, that shall not diminish in any respect: (a) any of IFC's rights, authority or discretion with respect to the administration of the Loan or (b) IFC's freedom to exercise any of such rights, authority or discretion in the manner it deems appropriate under the terms of this Agreement.

      Section 5.8. Reliance on Notices. In the absence of manifest error, IFC may rely on any notice or other communication received from the Participant, the Company or any other person as contemplated in this Agreement which IFC reasonably believes to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed, and IFC shall not be liable to the Participant for any of the consequences of such reliance.

      Section 5.9. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

      Section 5.10. Notices. Any notice or other communication hereunder shall be in writing and may be delivered by hand, mail (if the Participant has an address in the United States of America), airmail, facsimile or telex and may be sent by either party to the other at its address specified below (or by SWIFT or by any other means in common usage, if agreed by the parties) or to such other address as either party by notice shall have designated. Any such notice or other communication shall be effective upon receipt.

          For the Participant:

          __________________________
          __________________________
          __________________________
          __________________________


          Alternative address for communications by telex:

          __________________________
          __________________________

          Alternative address for communications by facsimile:

          __________________________
          __________________________


     For IFC:

          International Finance Corporation
          2121 Pennsylvania Avenue, N.W.
          Washington, D.C. 20433
          United States of America

          Alternative address for communications by telex:

               248423 - World Bank
                64145 - World Bank
               197688 - World Bank
                82987 - World Bank

          Alternative address for communications by facsimile:

               (202) 974-4307


     Section 5.11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto, acting through their respective duly authorized representatives, have caused this Agreement to be signed in their respective names, as of the date and year first above written.

                    BAYERISCHE VEREINSBANK AG




                    By:_________________________________________
                               Authorized Representative




                    INTERNATIONAL FINANCE CORPORATION




                    By:_________________________________________
                                Authorized Representative



                                                          ANNEX A
                                                      Page 1 of 1


                            RECEIPT

      International Finance Corporation ("IFC") has received from Bayerische Vereinsbank AG (the "Participant") the principal amount of _____________________ Dollars ($__________) and has
registered on its books in the name of the Participant a participation of that amount in the B Loan provided by IFC to Bhote Koshi Power Company Private Limited (the "Company") pursuant to an IFC Investment Agreement dated as of the Closing Date, between the Company and IFC.

Such  participation is subject to the terms of the  Participation
Agreement between IFC and the Participant, dated as of the Closing Date.

THIS  RECEIPT IS NOT AN OBLIGATION OF THE INTERNATIONAL BANK  FOR
RECONSTRUCTION AND DEVELOPMENT OR OF ANY GOVERNMENT.


                    INTERNATIONAL FINANCE CORPORATION



                    By:__________________________________________
                                Authorized Signature



                                                          ANNEX B
                                                      Page 1 of 5


                   PARTICIPATION CERTIFICATE

      THIS IS TO CERTIFY that International Finance Corporation ("IFC") for value received has registered on its books in the name of Bayerische Vereinsbank AG (the "Participant") a participation (the "Relevant Participation") in the principal amount of __________________ Dollars ($__________) in the B Loan
(the "B Loan"), which together with the A Loan (the "A Loan"), was provided by IFC to Bhote Koshi Power Company Private Limited (the "Company"), pursuant to the IFC Investment Agreement (the "IFC Investment Agreement") dated as of the Closing Date, between the Company and IFC.
                                                          ANNEX B
                                                      Page 2 of 5


      1. The Relevant Participation shall be repayable in the principal amounts and on the maturity dates, and shall bear interest at the rate per annum all as set forth below:


Principal
 Amount          Maturity Date            Interest

$__________    ________________         The B Loan Floating
$__________    ________________         Rate, and as otherwise
$__________    ________________         in accordance with
$__________    ________________         Sections 3.3(b)(i), (ii),
$__________    ________________         (iv) and (v) of the
$__________    ________________         Special Conditions of
$__________    ________________         the IFC Investment
$__________    ________________         Agreement, payable
$__________    ________________         in Dollars on the
$__________    ________________         dates provided for in
$__________    ________________         the IFC Investment
$__________    ________________         Agreement.
$__________    ________________
$__________    ________________
$__________    ________________
$__________    ________________
$__________    ________________

Total     $__________


The Relevant Participation is limited to the principal and interest specified above and does not include the A Loan or any other part of any other investment by IFC in the Company.



                                                          ANNEX B
                                                      Page 3 of 5

      2. This Participation Certificate is transferable by the Participant, or by the Participant's attorney duly authorized in writing, upon presentation and surrender thereof for cancellation, duly endorsed, or accompanied by a proper instrument of assignment and transfer. Upon such transfer, a new certificate of the same tenor shall be issued to the transferee. IFC may deem and treat the person in whose name this Participation Certificate is registered on the books of IFC as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary; and any payment to or on the order of such person shall discharge the liability of IFC to the extent of the payment so made.

      3. Payment of all sums payable by IFC hereunder shall be made in accordance with the provisions of the Participation
Agreement referred to below.

      4. This Participation Certificate is issued pursuant to the Participation Agreement dated as of the Closing Date, between IFC and Bayerische Vereinsbank AG, and is subject to the provisions of that Agreement.


                                                          ANNEX B
                                                      Page 4 of 5

      5. This Participation Certificate shall be surrendered to IFC upon payment in full of all sums due hereunder.

      THIS PARTICIPATION CERTIFICATE IS NOT AN OBLIGATION OF  THE
INTERNATIONAL BANK FOR RECONSTRUCTION AND DEVELOPMENT OR  OF  ANY
GOVERNMENT.

                    INTERNATIONAL FINANCE CORPORATION




                    By:___________________________________________
                                   Authorized Signature

                                                          ANNEX B
                                                      Page 5 of 5


Date:



     FOR VALUE RECEIVED (I) (we) hereby sell, assign and transfer to
_________________________________________________________________
_________________________________________________ the certificate issued by International Finance Corporation to which this form of transfer is attached; and we hereby irrevocably authorize International Finance Corporation to transfer such certificate on its books.



Dated



Witness: